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                                                                    Exhibit 99.1

                                                                Public Relations
                                                                   MetLife, Inc.
For Immediate Release                                          One MetLife Plaza
                                                        27-01 Queens Plaza North
[MetLife Logo]                                        Long Island City, NY 11101


Contacts: For Media:     John Calagana
                         (212) 578-6252

          For Investors: Tracey Dedrick
                         (212) 578-5140


                       METLIFE ANNOUNCES THE OFFERING OF
                    NON-CUMULATIVE PERPETUAL PREFERRED STOCK

NEW YORK, June 1, 2005 - MetLife, Inc. (NYSE: MET) announced that it will offer shares of floating rate, perpetual preferred stock with a liquidation preference per share of $25.00 commencing today, June 1, 2005. MetLife also plans to offer fixed rate, perpetual preferred stock as early as next week. Dividends on both issues will be non-cumulative. MetLife expects that the offerings will be at least $500 million each, and at least $1.5 billion in the aggregate.

MetLife intends to use the net proceeds from the two offerings to fund a portion of the purchase price for MetLife's previously announced acquisition of all of the outstanding shares of capital stock of certain of the domestic and international insurance businesses of Citigroup Inc. In addition to the two offerings noted above, MetLife currently expects that it may offer other securities to fund a portion of the purchase price for the acquisition.

The global coordinators for these offerings will be Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch & Co. The joint book managers for these offerings will be Citigroup, Lehman Brothers, Morgan Stanley, UBS Investment Bank and Wachovia Securities.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

When available, copies of the prospectus, subject to completion, relating to each of the floating rate or fixed rate securities may be obtained by contacting Banc of America Securities LLC, Capital Markets Operations (Prospectus Fulfillment), 100 West 33rd Street, New York, NY 10001 (646-733-4166); Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004 (212-902-1171); Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, NY 10080 (212-449-1000); or the offices of any of the joint book managers identified above.

ABOUT METLIFE

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to those described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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